EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of October 4, 2000 (the "Effective Date") by and between Socket
Communications, Inc., a Delaware corporation, together with its wholly owned subsidiary, 3rd Rail Engineering (together, the "Company"), and [Name] ("Executive").

     WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company upon the terms and conditions set forth below;

     NOW, THEREFORE, the Company and Executive agree as follows:

     1. Term of the Agreement. The Company hereby employs Executive and Executive hereby accepts employment with the Company under this Agreement commencing on the Effective Date and expiring three years later (the "Initial Employment Period") subject, however, to prior termination as provided pursuant to Paragraph 5 of this Agreement. Executive shall remain an employee of 3rd Rail Engineering as a wholly-owned subsidiary of Company through the end of 2000 and then become an employee of Company.

     2.  Duties and Obligations.

     a. Executive shall report to, and follow the instructions and wishes of, [designated officer of Socket].

     b. Executive agrees that to the best of his ability and experience, he will at all times loyally and conscientiously perform all of the duties and obligations required of and from him pursuant to the express and implicit terms hereof.

     3.  Devotion of Entire Time to the Company's Business.

     a. During the term of his employment, Executive shall, during regular business hours, devote all of his attention, knowledge, skills, interests, and productive time to the business of the Company, and the Company shall be entitled to all of the benefits and profits arising from or incident to all work, services, and advice of Executive.

     b. During the term of his employment, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive in any manner whatsoever with the business of the Company.

     4.  Compensation and Benefits.

          a. Base Compensation. During the term of this Agreement, the Company shall pay to Executive a base annual salary of [Amount] ($__), payable in equal semi-monthly installments in accordance with the Company's payroll schedule. During the term of this Agreement, Executive shall be eligible for annual salary and merit increases in his base salary as determined in the sole discretion of the Company's Board of Directors.

          b. Bonus. During the term of this Agreement, Executive is entitled to participate in the Company's Management Incentive Bonus Plan (the "Bonus Plan") according to its terms as set by the Company's Board of Directors.

          c. Insurance. Executive shall be entitled to the perquisites and benefits generally available to other executive employees or their families through group insurance programs sponsored by the Company.

          d. Paid Time Off. Executive shall be entitled to accrue paid time off ("PTO") in accordance with the Company's
PTO policy applicable to all employees.

          e. Savings Plan. Executive shall be entitled to the perquisites and benefits generally available to other executive employees through tax deferred savings, pension and similar programs when and if sponsored by the Company.

     5.  Termination of Employment.

          a. Executive understands that either he or the Company may terminate the employment relationship between them at any time, for any reason, with or without Cause. For purposes of this Agreement, "Cause" for termination of employment by the Company is defined as a determination in the sole discretion of the Company's Board of Directors of the occurrence of any of the following:

               (i)  gross misconduct or fraud by Executive;

               (ii) Misappropriation of the Company's proprietary information by Executive;

               (iii)willful and continuing breach by Executive of his duties under this Agreement after the Company has given notice to Executive thereof and Executive has had 30 days in which to cure such breach.

          b. If at any time during the Initial Employment
Period, the Company terminates Executive's employment without Cause, as defined above, or in the event of a disability which causes the Executive to be unable to perform the Executive's duties in a satisfactory manner, it shall provide to Executive each of the following:

               (i) Executive's regular base salary for a period of three (3) months, payable on normal Company paydays during that three month period (the "Period"). Executive will be entitled to receive this payment regardless of whether or not he secures other employment during the Period.

               (ii) Continued health insurance benefits at its own expense pursuant to COBRA until the earlier of either: a) such time as Executive becomes eligible for the health insurance benefits provided by another employer; or b) the expiration of the Period. Executive agrees that should he become eligible for health insurance benefits provided by another employer during the Period, he will immediately provide written notice of such event to the Company's Board of Directors.

               (iii)For quarter in which the Executive is terminated or disabled, he will receive the full bonus amount, pursuant to terms of the Bonus Program, to which he would otherwise have been entitled had he remained employed with Company. For the quarter following Executive's termination, he will receive one-half the bonus amount, pursuant to terms of the Bonus Program, to which he would otherwise have been entitled had he remained employed with Company. Executive understands that he is not entitled to, nor will he receive, any further pay-out under the Bonus Program.

               (iv) Within thirty (30) days of the date of the termination without Cause of Executive's employment, and pursuant to mutual agreement between the Company and Executive, Executive may purchase at book value certain items of Company property which were purchased by the Company for the use of Executive, which may include a personal computer, cellular phone, and other similar items.

               (v) Notwithstanding the foregoing, should the Company terminate Executive's employment prior to completion of one year of service with the Company, or should Executive become disabled prior to the completion of one year of service with the Company, then Executive shall be entitled to continuation of base salary, 100% of bonus entitlements and continuation of benefits through the one-year anniversary date of the Date of Closing and the foregoing termination benefits shall apply as if the termination occurred on the one year of service anniversary date.

          Executive agrees that in the event he accepts employment directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, in any business that is competitive in any manner whatsoever with the business of the Company, the Company may discontinue any of the benefits set forth in this Paragraph 5(b) not payable as of the date of such employment. Executive understands that in the event his employment is terminated for any reason, with or without Cause, after [Closing Date plus three years], he is not entitled to receive any of the benefits set forth in this Paragraph 5(b).

          c. In the event of the termination of this Agreement for any reason, at any time, with or without Cause, the Company agrees that it will pay to Executive all his accrued but unused PTO.

          d. In the event that the Company alters Executive's reporting structure at any time during the Initial Employment Period so that Executive does not report directly to an officer of the Company, Executive may elect to resign his employment. In such case, Executive will be entitled to receive all of the benefits set forth under Paragraph 5(b).

     6. Governing Law. This agreement shall be interpreted, construed, governed, and enforced according to the laws of the State of Delaware.

     7. Attorneys' Fees. In event of any arbitration or litigation concerning any controversy, claim, or dispute between the parties arising out of or relating to this Agreement or the breach or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expense, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator or court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

     8. Arbitration. Any controversy between the parties hereto involving the construction or application of any terms, covenants, or conditions of this Agreement, or any claim arising out of or relating to this Agreement, except with respect to prejudgment remedies, will be submitted to and be settled by final and binding arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     9. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

     10. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     11. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

     12. Entire Agreement. This Agreement and the Proprietary Information and Inventions Agreement signed by Executive on his date of employment, a copy of which is attached hereto as Exhibit A, constitute the entire agreement between the parties with respect to the employment of Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


EXECUTIVE:                            SOCKET COMMUNICATIONS, INC.:



___________________________           By:______________________________
                                      [Name and title of Executive]